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                                                                     Exhibit 5.1

                              [CONCORD LETTERHEAD]

                                  May 16, 2001

Board of Directors
Concord EFS, Inc.
2525 Horizon Lake Drive
Suite 120
Memphis, Tennessee 38133

          Re:  Shares of Common Stock, par value $0.33 1/3 per share
               -----------------------------------------------------

Ladies and Gentlemen:

     I refer to the Registration Statement on Form S-3 (the "Registration Statement") being filed by Concord EFS, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 24,373,218 shares of common stock, par value $0.33 1/3 per share (the "Shares"). The Shares include up to 5,179,115 shares (the "New Shares") to be sold by the Company and up to 19,194,103 Shares (the "Selling Stockholder Shares") to be sold by the selling stockholders named in the Registration Statement.

     In rendering this opinion letter, I have examined and relied upon a copy of the Registration Statement and the exhibits filed therewith. I have also examined or caused to be examined originals, or copies of originals certified to my satisfaction, of such agreements, documents, certificates and statements of government officials and other instruments, and have examined such questions of law and have satisfied myself as to such matters of fact, as I have considered relevant and necessary as a basis for this opinion letter. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for examination.

     Based on the foregoing, and subject to the qualifications and limitations hereinafter set forth, I am of the opinion that:

          1. The Company is duly incorporated and validly existing corporation under the laws of the State of Delaware.

          2. The New Shares will be legally issued, fully paid and nonassessable when (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) the Company's Board of Directors or duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of the New Shares as contemplated by the

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Board of Directors
May 16, 2001
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     Registration Statement; and (iii) certificates representing the New Shares shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

          3. The Selling Stockholder Shares have been legally issued and are fully paid and nonassessable.

     I do not find it necessary for the purposes of this opinion letter to cover, and accordingly I express no opinion as to, the application of the securities or "Blue Sky" laws of the various states or the District of Columbia to the sale of the Shares. Without limiting the generality of the foregoing, I express no opinion in connection with the matters contemplated by the Registration Statement, and no opinion may be implied or inferred, except as expressly set forth herein.

     This opinion letter is limited to the General Corporation Law of the State of Delaware and the Securities Act.

     I hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to all references to myself in the Registration Statement or the Prospectus included therein. In giving such consent, I do not thereby admit that I am within the category of persons for whom consent is required by Section 7 of the Securities Act or the related rules promulgated by the SEC thereunder.

                                       Very truly yours,



                                       /s/ Marcia E. Heister
                                       General Counsel